UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A

                               (Amendment No. 1)


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 26, 2001


                        Investment Properties Associates
                        --------------------------------
             (Exact name of registrant as specified in its charter)

         New York                       0-5537                   13-2647723
         --------                       ------                   ----------
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)               File Number)           Identification No.)

60 East 42nd Street, New York, New York                            10165
---------------------------------------                            -----
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code (212) 687-6400

           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

The Registrant will make a special dividend of $5,200,000 to its general and special limited partners and holders of record as of the close of business on July 6, 2001 of its participations of limited partnership interests from its available cash. In accordance with the Registrant's partnership agreement, one-half of the net proceeds will be distributed to the general and special limited partners and one-half to the holders of its participations of limited partnership interests. It is anticipated that such special dividend will be approximately $3.1707317 per participation of limited partnership interest and will be paid on July 18, 2001.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.

      Exhibit No.       Description
      -----------       -----------

      Exhibit A         Press Release of Registrant, dated June 25, 2001


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             INVESTMENT PROPERTIES ASSOCIATES

                                             BY:    /s/ Irving Schneider
                                                 ----------------------------
                                                 Name:  Irving Schneider
                                                 Title: General Partner

Date: June 26, 2001



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

                                                                       EXHIBIT A
                                                                       ---------

    Investment Properties Associates Announces a $5,200,000 Special Dividend
      to its General Partners, Special Limited Partners and Holders of its
                Participations of Limited Partnership Interests

NEW YORK, NEW YORK, JUNE 25, 2001. Investment Properties Associates ("IPA") announced today that it will make a special dividend of $5,200,000 to its general and special limited partners and holders of its participations of limited partnership interests from its available cash. In accordance with IPA's partnership agreement, one-half of the net proceeds will be distributed to the general and special limited partners and one-half to the holders of its participations of limited partnership interests.

The special dividend will be made to the holders of record of its participations of limited partnership interests as of the close of business on July 6, 2001. It is anticipated that the special dividend will be $3.1707317 per participation of limited partnership interest and will be paid on July 18, 2001.

In the case of this special dividend, NASDAQ Stock Market rules require that the participations of limited partnership interests will trade ex-dividend one business day after the date the special dividend is paid, which is anticipated to be July 19, 2001. Therefore, holders of the participations of limited partnership interests who sell them prior to the ex-dividend date will transfer the right to receive the special dividend to the buyers of the participations of limited partnership interests in connection with such sale of the participations of limited partnership interests. On the ex-dividend date for this special dividend, the price of the participations of limited partnership interests is expected to reflect the special dividend and to trade below the current price.

This special dividend is exclusive and separate from the regular annual distribution of Net Operating Revenues made on the 31st day of each March.

IPA was created in 1969 by Harry Helmsley and Irving Schneider. IPA's remaining properties consist of two undeveloped parcels in Houston, Texas and one vacant commercial office building in Newark, New Jersey. Mr. Schneider said that IPA was continuing to explore the possible sale of its remaining properties, but there could be no assurances that any such sale will be concluded.

Contact:    Irving Schneider - (212) 880-0151
            General Partner, Investment Properties Associates
            Co-Chairman & Chief Operating Officer, Helmsley-Spear, Inc., Agent

            Robert Hecht - (212) 880-0276
            Chief Financial Officer, Investment Properties Associates Vice President of Finance, Helmsley-Spear, Inc., Agent